UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2014 (January 7, 2014)
Date of Report (Date of earliest event reported)

Caesars Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	001-36207	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2014, the Board of Directors (the “Board”) of Caesars Acquisition Company (the “Company”) elected Mr. Don R. Kornstein to serve as a member of the Board. Mr. Kornstein was elected as a Class II director and was also appointed to serve on the Company’s Audit Committee and Human Resources Committee. The Board also appointed Director Philip Erlanger to serve on the Company’s Audit Committee and Nominating and Corporate Governance Committee.

Upon Mr. Kornstein's and Mr. Erlanger's appointment to the Company's Audit Committee, Mr. David Sambur and Mr. Karl Peterson resigned as members of the Audit Committee, thereby rendering the Company's Audit Committee to be fully independent under Nasdaq listing rules. Mr. Sambur will continue to serve as a member of the Company's Nominating and Corporate Governance Committee and Mr. Peterson will continue to serve as a member of the Company's Executive Committee and Human Resources Committee.

Mr. Kornstein previously served as a Director of Affinity Gaming from December 31, 2010 until January 3, 2014, including as Chairman of the Board of Directors from December 31, 2010 until July 11, 2013.

Mr. Kornstein founded and has served as the managing member of the strategic, management and financial consulting firm Alpine Advisors LLC since March 2002. Mr. Kornstein currently serves as a non-executive director on the board of Gala Coral Group, a diversified gaming company based in the United Kingdom.

From August 2006 to July 2008, Mr. Kornstein served as Chairman of the Board of Directors of Bally Total Fitness Corporation, as well as Chief Restructuring Officer for a portion of that time. From June 2008 to October 2010, Mr. Kornstein served as a Director of Circuit City Stores, Inc. From July 2006 to August 2008, Mr. Kornstein served as a Director of Cash Systems, Inc. and as a co-advisor in connection with the sale of the company to a strategic buyer. From July 2003 to March 2005, Mr. Kornstein served as a Director of Shuffle Master, Inc. From September 1994 to April 2000, Mr. Kornstein served as Chief Executive Officer, President and Director of Jackpot Enterprises, Inc., a company listed on the New York Stock Exchange ("NYSE") engaged in the gaming industry. From 1977 until 1994, Mr. Kornstein was an investment banker and Senior Managing Director of Bear, Stearns & Co. Inc.

Mr. Kornstein earned his B.A. , Magna Cum Laude, from the University of Pennsylvania and his M.B.A. from Columbia University Graduate School of Business.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2014	CAESARS ACQUISITION COMPANY

By: /s/ Craig J. Abrahams
Craig J. Abrahams
Chief Financial Officer and Secretary